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[Exhibit 10.3]


                                   May 5, 1997

VIA TELECOPIER (901) 576-1280

Mr. Jon K. Thompson
Director of Cultural Affairs
WONDERS
The Memphis International Cultural Series
One Convention Plaza
Memphis, Tennessee 38103

                 Re:   EXHIBITION AGREEMENT WITH RMS TITANIC, INC.

Dear Jon:

                  In furtherance of our understandings and my memorandum to you dated April 23, 1997, I am writing this letter to confirm our agreement that the Exhibition Agreement dated August 8, 1996 between RMS Titanic, Inc. and the City of Memphis is: (a) supplemented so as to provide that during the Exhibition Term, RMST shall have the right to permit Queen Mary located in Long Beach, California to exhibit the artifacts on the list annexed hereto from no earlier than June 1, 1997 through January 5, 1998 in an exhibition having the "Expedition" theme of the exhibition previously presented at the National Maritime Center (Nauticus) in Norfolk, Virginia until March 31, 1997; and (b) amended so as to provide in Section 5.3 thereof so as to change the Target Revenues and respective share of the Excess as follows:

                           "5.3 In the event that the total of: (a) Sponsorship
                  Revenue raised in excess of the thresholds of $750,000 for RMST and the City described in Section 5.2 hereof by either or both parties; (b) Ticket Revenue; (c) Merchandising Revenue; and (d) Ancillary Revenue exceed the sum of Five Million ($5,000,000) Dollars plus the verified, out-of-pocket costs incurred by the City in connection with the Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxois to the City pursuant to Section 3.10 hereof (the "Target Revenue"), any such excess (the "Excess") shall be divided


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Mr. Jon K. Thompson
May 5, 1997
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                  between the parties as follows: sixty-five (65%) thereof shall be paid to RMST and thirty-five (35%) thereof shall be paid to the City. RMST's share of the Excess shall be paid to RMST in arrears on a monthly basis, with such payment to be made within fifteen (15) days of the calendar end of each month.

                  Please countersign a copy of this letter to signify the City's agreement thereto and return such countersigned copy to me via fax today. Thank you.

                                    RMS Titanic, Inc.



                                    By:  /s/ George Tulloch
                                         --------------------------------
                                             George Tulloch, President

City Of Memphis



By:  /s/ Jon K. Thompson
     ------------------------------------------------
         Jon K. Thompson, Director
         Cultural Affairs of the City of Memphis